UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 17, 2009

PROBE MANUFACTUIRNG, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA		92630
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (949) 206-6868

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The registrant entered into settlement agreements with its creditors.  Pursuant to the settlement agreements, the registrant settled $840,203 of indebtedness for $130,000.

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Pursuant to Item 1.01 above, the note’s underlying the settlement agreements are terminated pursuant to the settlement agreements.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 13, 2009, the registrant completed the disposition of its wholly owned subsidiary Solar Masters, Inc.   The registrant will receive payments totaling $35,000. at a rate of $2,000 per month.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

On June 17, 2009, the issuer sold 152,000,000 shares of its common stock for $120,000 to KB Development Group, LLC.  KB Development Group, LLC is affiliated with our director and chief executive officer Kambiz Mahdi.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT.

On June 17, 2009, the registrant sold 152,000,000 shares of its common stock.  Prior to this transaction there were 32,638,320 shares issued and outstanding.  Post transaction, KB Development Group LLC owns 82.3% of the registrant.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 27, 2009, Kambiz Mahdi was appointed as the chief executive officer of the registrant.  On July, 27, Barrett Evans resigned as interim chief executive officer and as a director of the registrant.  There were no disputes that led to Mr. Evans’ resignation.  On June, 15, Jeffrey S. Conrad  resigned  as a director of the registrant.  There were no disputes that led to Mr. Conrads’ resignation.

ITEM 8.01

OTHER EVENTS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1 10.2 10.3 10.4	Settlement Agreements Sale of Solar Masters Sale of Common Stock Resignation Letters of Evans and Conrad

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.
(Registrant)

Date	August 7, 2009

/s/ Kambiz Mahdi
(Signature)
Print Name: Kambiz Mahdi
Title: Chief Executive Officer